UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 11, 2011

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 3, 2010, in the case Sheila Newman vs. National Western Life Insurance Company, the Trial Court in Weatherford, Parker County, Texas (“Trial Court”) entered a Final Judgment against National Western Life Insurance Company (the “Company”) of approximately $208,000, including actual damages of $113,000 and amounts for attorney’s fees, and prejudgment interest on the actual damages. In addition, the Final Judgment included $150 million for exemplary damages.

The Company filed an appeal of the Final Judgment with the Second District of Texas Court of Appeals (“Appellate Court”). On August 11, 2011, the Appellate Court entered a Judgment ordering the judgment of the Trial Court be reversed. The Appellate Court Judgment further rendered that Sheila Newman take nothing and pay all costs of the appeal noting “that there was error in the trial court’s judgment”.

As of June 30, 2011, the Company had accrued $0.6 million for this matter in its financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: August 15, 2011	By:	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial Officer and Treasurer